EXHIBIT 21

ARCTIC CAT INC.

Subsidiaries of the Company

Arctic Cat Sales Inc.
organized under the laws of
the State of Minnesota
100% of common stock owned by parent

Arctic Cat Production LLC
organized under the laws of
the State of Minnesota
100% of the membership units owned by parent

Arctic Cat Production Support LLC
organized under the laws of
the State of Minnesota
100% of the membership units owned by parent

Arctic Cat Shared Services LLC
organized under the laws of
the State of Minnesota
100% of the membership units owned by parent